Exhibit 99.1

BIONIK Laboratories Partners with Intelliware Development to Provide Seamless Connectivity Between InMotionTM Robotic Devices and Hospital Information Systems

Companies collaborate to produce customized dynamic data management platform to empower superior patient outcomes and increased asset productivity

TORONTO & BOSTON – October 14, 2019 -- BIONIK Laboratories Corp. (OTCQB:BNKL) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced it has partnered with Intelliware Development to meet the data connectivity needs of hospitals and healthcare facilities utilizing sensored technologies nationwide.

Intelliware Development, a leading custom software solutions company that serves as a technical partner for a wide range of global organizations in the healthcare, financial services, and retail sectors, will assist BIONIK in customizing and deploying a robust software platform, InMotionTM Connect. InMotionTM Connect targets the critical need to link patient centric rehabilitation results to patient management portals and electronic medical records (EMR) at any hospital or rehabilitation facility. Leveraging Intelliware’s healthcare software development expertise ensures the HL7 compliant InMotionTM Connect will seamlessly feed data through existing various hospital protocols, providing practitioners protected patient data and treatment results. Customized reporting capabilities in the platform focus on facility and organization measurement dashboards to support effective decision making for clinicians and for hospital management.

“Healthcare is becoming more digitally connected every day as technology and patient care intertwine. Access to patient data within the rehabilitation community is critical to ensure personalized care that drives positive outcomes. BIONIK already provides industry-leading therapeutic solutions through its suite of InMotionTM robotic devices. Moving forward we want to ensure that the clinicians can efficiently monitor patient activities across the organization and provide the real time data connectivity they need to do so,” said Michal Prywata, CTO, BIONIK. “We chose to partner with Intelliware on these key initiatives due to their extensive track record of developing and customizing secure, reliable software solutions for the healthcare sector that are user friendly and compliant with the highly regulated medical environment.”

“We are excited to partner with BIONIK, a recognized leader in the robotic rehabilitation space, on key initiatives related to the software and data connectivity requirements for their suite of InMotion™ products,” said Andrew Pitt, Senior Vice President, Delivery, Intelliware Development. “It is our continued focus to help develop a solution that will work in tandem with the InMotionTM devices to meet the needs of both the rehabilitation provider and the patient. We look forward to working closely with BIONIK throughout this collaboration.”

About Intelliware Development

Intelliware is a custom software development services provider based in Toronto, Canada. Using an Agile approach, Intelliware offers high velocity, reliable software services to deliver high quality software for its clients. Intelliware is engaged as a technical partner by a wide range of local, national and global organizations in sectors that span Financial Services, Healthcare, and Technology.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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